EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2011, except for Note 2, as to which the date is February 9, 2012, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K/A for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Forms S-8 (File No. 33-80885, effective December 27, 1995; File No. 333-70471, effective January 12, 1999; File No. 333-86876, effective April 24, 2002; File No. 333-99849, effective September 19, 2002; File No. 333-120623, effective November 19, 2004; File No. 333-125017, effective May 17, 2005; File No. 333-130489, effective December 20, 2005; File No. 333-145027, effective August 1, 2007; File No. 333-145029, effective August 1, 2007; File No. 333-146820, effective October 19, 2007; File No. 333-159989, effective June 15, 2009; File No. 333-167185, effective May 28, 2010; File No. 333-167186, effective May 28, 2010; and File No. 333-167187, effective May 28, 2010), and on Forms S-3 (File No. 333-116623, effective July 9, 2004, File No. 333-127477, effective August 12, 2005, File No. 333-155377, effective November 14, 2008; File No. 333-159958, effective September 22, 2009; File No. 333-165831, effective March 31, 2010; and File No. 333-168769, effective August 23, 2010).

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

February 9, 2012